EXHIBIT (23)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of our reports dated August 4, 2023, relating to the consolidated financial statements of The Procter & Gamble Company and the effectiveness of The Procter & Gamble Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2023:

Form S-8	Form S-8	Form S-3
No. 33-49289	No. 333-108997	No. 333-249543
No. 33-47656	No. 333-108998	No. 333-249545
No. 33-50273	No. 333-108999	No. 333-249546
No. 33-51469	No. 333-111304
No. 333-14381	No. 333-128859
No. 333-21783	No. 333-143801
No. 333-37905	No. 333-155046
No. 333-51213	No. 333-161725
No. 333-51219	No. 333-164612
No. 333-51221	No. 333-192841
No. 333-34606	No. 333-208407
No. 333-44034	No. 333-208408
No. 333-47132	No. 333-208409
No. 333-75030	No. 333-208410
No. 333-100561	No. 333-208411
No. 333-108991	No. 333-208412
No. 333-108993	No. 333-234131
No. 333-108994	No. 333-199592
No. 333-108995	No. 333-270100

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

August 4, 2023